Exhibit 10.1

FORM OF SUBSCRIPTION AND BACKSTOP AGREEMENT

This SUBSCRIPTION AND BACKSTOP AGREEMENT (this “Subscription Agreement”) is entered into on November 2, 2021, by and between SilverBox Engaged Merger Corp I, a Delaware corporation (“SBEA”), and the undersigned subscriber (the “Subscriber”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among SBEA, Grand Opal Investment Holdings, Inc., a Delaware corporation (“Blocker”), Authentic Brands, LLC, a Delaware limited liability company (the “Company”), BRC Inc., a Delaware corporation and a wholly owned subsidiary of SBEA (“PubCo”), SBEA Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of PubCo (“Merger Sub 1”), and BRCC Blocker Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of SBEA (“Merger Sub 2”), and the other parties thereto, pursuant to which, among other things, (i) Merger Sub 1 will merge with and into SBEA, with Merger Sub 1 surviving such merger as a wholly owned subsidiary of PubCo (the “PubCo Merger”), and (ii) immediately following the PubCo Merger, Merger Sub 2 will merge with and into Blocker, with Blocker surviving such merger as a wholly owned subsidiary of Merger Sub 1, in each case, on the terms and subject to the conditions set forth therein (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, SBEA is seeking commitments from interested investors to purchase, immediately prior to the closing of the Transaction, shares (the “Shares”) of SBEA’s Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”) on the terms and subject to the conditions contained herein; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, SBEA is entering into substantially identical subscription agreements (collectively, the “Other Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with the Subscriber, the “Subscribers”), pursuant to which the Subscribers have agreed to purchase an aggregate of 20,000,000 Shares (inclusive of the Shares to be purchased by the Subscriber pursuant to this Subscription Agreement) (the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Subscriber and SBEA acknowledges and agrees as follows:

1.                  Subscription. Subject to the terms and conditions provided for herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase from SBEA, and SBEA hereby irrevocably agrees to issue and sell to the Subscriber, the number of Shares set forth on the signature page of this Subscription Agreement; provided, that, in the event the Aggregate Redemption Amount (as defined below) exceeds $100,000,000, the Subscriber shall purchase from SBEA, and SBEA will sell to the Subscriber, an additional number of Shares (the “Backstop Shares”) equal to the quotient of (i) the lesser of (x) the Maximum Additional Subscription Amount set forth on the Subscriber’s signature page hereto and (y) the product of (1) the Backstop Percentage set forth on the Subscriber’s signature page hereto and (2) the excess of the Aggregate Redemption Amount over $100,000,000, divided by (ii) $10.00. As used in this Subscription Agreement (unless the context otherwise requires), (i) “Aggregate Redemption Amount” shall refer to the aggregate amount payable in respect of all shares of Class A Common Stock validly submitted for redemption by the holders thereof (which redemptions are not revoked prior to the distribution of the Closing Notice), with each share redeemed at a per-share price equal to a pro rata share of the aggregate amount on deposit in SBEA’s trust account (including any interest earned on the funds held in the trust account), (ii) “Shares” shall refer to the number of shares of Class C Common Stock set forth on the Subscriber’s signature page hereto, as increased by the number of Backstop Shares, if any, and (iii) “Subscription Amount” shall refer to the Minimum Subscription Amount set forth on the Subscriber’s signature page hereto, as increased by the amount equal to the product of the number of Backstop Shares, if any, and $10.00, in each case of clauses (ii) and (iii), after giving effect to rounding to eliminate the issuance of partial shares of Class C Common Stock. For the avoidance of doubt, the total amount to be funded by the Subscriber under this Subscription Agreement shall not exceed the sum of the Minimum Subscription Amount and the Maximum Additional Subscription Amount, each as set forth on the Subscriber’s signature page hereto. The Subscriber acknowledges and agrees that the Subscriber’s subscription for the Shares shall be deemed to be accepted by SBEA only if and when this Subscription Agreement is signed by a duly authorized person by or on behalf of SBEA; SBEA may do so in counterpart form.

2.                  Closing. The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), which shall occur on the business day immediately preceding the closing date of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”), and shall be conditioned on the conditions set forth in Section 3. Not less than five (5) business days prior to the scheduled Transaction Closing Date, SBEA shall provide written notice to the Subscriber (the “Closing Notice”) (i) of such scheduled Transaction Closing Date and the anticipated Closing Date, (ii) of the Aggregate Redemption Amount, together with a certificate duly executed by an officer of SBEA certifying such aggregate amount, and the number of Backstop Shares to be issued, if any, (iii) that SBEA reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on such scheduled Transaction Closing Date (other than those conditions that by their nature are to be satisfied on the Transaction Closing Date) and (iv) wire instructions for delivery of the Subscription Amount to SBEA, or an account designated by SBEA. Not later than three (3) business days prior to the anticipated Transaction Closing Date, the Subscriber shall deliver the Subscription Amount to SBEA by wire transfer of United States dollars in immediately available funds to the account specified by SBEA in the Closing Notice, to be held by the escrow agent until the Closing Date. On the Closing Date, SBEA shall (i) issue the Shares to the Subscriber, and (ii) subsequently cause the Shares to be registered in book entry form (but no later than five (5) business days following the Transaction Closing Date) in the name of the Subscriber (or its nominee or custodian, as applicable, as directed by Subscriber) on the SBEA share register, which book entry records shall contain the restrictive legend referenced in Section 6(b); provided, however, that SBEA’s obligation to issue the Shares to the Subscriber is contingent upon SBEA having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, the Subscriber shall deliver to SBEA a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Unless otherwise agreed to in writing by SBEA and the Subscriber, in the event the Transaction Closing Date does not occur within five (5) business days after the Closing Date under this Subscription Agreement, SBEA shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall (a) not terminate this Subscription Agreement, (b) by itself, constitute a failure of any of the conditions to Closing under Section 3, or (c) relieve the Subscriber of its obligation to purchase the Shares at the Closing upon the satisfaction of the conditions set forth in Section 3.

3.                  Closing Conditions.

(a)              The obligation of SBEA to consummate the transactions contemplated hereunder is subject to the satisfaction (or valid waiver by SBEA, with the consent of the Company, in writing) of the conditions that:

(i)               the representations and warranties made by the Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date other than (A) those representations and warranties qualified by materiality or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction; and

(ii)              the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

(b)             The obligation of the Subscriber to consummate the transactions contemplated hereunder is subject to the satisfaction (or valid waiver by the Subscriber in writing) of the conditions that:

(i)              the representations and warranties made by SBEA in this Subscription Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction;

(ii)             SBEA shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)             no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction and, to SBEA’s knowledge, no initiation nor threatening of any proceedings for any of such purposes, shall have occurred and be continuing.

(c)              The obligation of the parties hereto to consummate the transactions contemplated hereunder is subject to the satisfaction (or valid waiver by SBEA, with the consent of the Company, and the Subscriber in writing) of the conditions that:

(i)               no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(ii)              all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied (other than those conditions which, by their nature, are to be satisfied by a party to the Transaction Agreement at the closing of the Transaction, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transaction) or waived.

4.                  Further Assurances. At or prior to the Closing, the parties hereto shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the subscription as contemplated by this Subscription Agreement.

5.                  SBEA Representations and Warranties. SBEA represents and warrants to the Subscriber, as of the date hereof and as of the Closing Date, that:

(a)              SBEA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)              As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment therefor and registered with SBEA’s transfer agent in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under SBEA’s certificate of incorporation or bylaws (as in effect at such time of issuance) or under the Delaware General Corporation Law or otherwise.

(c)              This Subscription Agreement has been duly authorized, executed and delivered by SBEA and, assuming the due authorization, execution and delivery of the Subscription Agreement by the Subscriber, is valid, binding and enforceable against SBEA in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity.

(d)              The execution, delivery and performance of this Subscription Agreement, including the issuance and sale by SBEA of the Shares pursuant to this Subscription Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SBEA or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SBEA or any of its subsidiaries is a party or by which SBEA or any of its subsidiaries is bound or to which any of the property or assets of SBEA is subject that would reasonably be expected to materially affect the validity of the Shares or the legal authority of SBEA to comply in all material respects with its obligations under this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of SBEA; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SBEA or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)              As of their respective filing dates, all reports required to be filed by SBEA with the U.S. Securities and Exchange Commission (the “SEC”) prior to the date of this Subscription Agreement (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To SBEA’s knowledge, no SEC Report or Prospectus (as defined herein) to be filed by SBEA with respect to the Transaction or any other information relating to the Company or any of its affiliates included in any SEC Report or filed as an exhibit thereto, will include, when filed, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by SBEA from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Other than as disclosed in the SEC Reports, the financial statements of SBEA included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of SBEA as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments.

(f)               SBEA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Subscription Agreement, (iv) filings required by Nasdaq, or such other applicable stock exchange on which SBEA’s common equity is then listed (the “Stock Exchange”) and (v)  those the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)              SBEA is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, SBEA has not received any written communication from a governmental authority that alleges that SBEA is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)              Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by SBEA to the Subscriber.

(i)               Neither SBEA nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j)               SBEA is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares.

(k)              There are no stockholder agreements, voting trusts or other agreements or understandings to which SBEA is a party or by which it is bound relating to the voting of any securities of SBEA, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

(l)                None of SBEA, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the United Kingdom, the European Union or any individual European Union member state (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, “Sanctions”). SBEA represents and covenants that if it is or becomes subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that SBEA maintains or will maintain policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. SBEA also represents and covenants that it maintains and will maintain policies and procedures reasonably designed to ensure compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and sanctions administered by the United States, the United Kingdom, the European Union, or any individual European Union member state, to the extent applicable to it.

(m)            SBEA is not a U.S. business that (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”; (ii) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure”; or (iii) maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens, in each case as such terms in quotation marks are defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

(n)             There are no pending or, to the knowledge of SBEA, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon SBEA, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)              As of the date hereof, the authorized capital stock of SBEA consists of (i) 100,000,000 shares of Class A Common Stock, of which 34,500,000 are issued and outstanding, (ii) 10,000,000 shares of Class B Common Stock, par value $0.0001 per share, of which 8,625,000 are issued and outstanding and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of SBEA, of which no shares are issued and outstanding. Immediately following the filing of an amendment and restatement to SBEA’s certificate of incorporation with the Secretary of State of the State of Delaware, there will be authorized 30,000,000 shares of Class C Common Stock, par value $0.0001 per share, of which no shares will be issued and outstanding immediately prior to the Closing.

(p)              Notwithstanding anything to the contrary contained in Section 5 of this Agreement, no representation or warranty is made by SBEA as to the accounting treatment of its issued and outstanding warrants or other changes in accounting arising in connection with any required restatement of SBEA’s historical financial statements, or as to any deficiencies in disclosure (including with respect to financial statement presentation or accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities or any other required changes in the SEC Reports, including as a result of any order, directive, guideline, comment or recommendation from the SEC that is applicable to SBEA.

6.                  Subscriber Representations and Warranties. The Subscriber represents and warrants to SBEA, as of the date hereof and as of the Closing Date, that:

(a)              The Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (5), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A).

(b)              The Subscriber acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that SBEA is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Subscriber acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to SBEA or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that the book entries representing the Shares shall contain a restrictive legend to such effect. The Subscriber acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Subscriber acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)              The Subscriber acknowledges and agrees that the Subscriber is purchasing the Shares from SBEA in connection with the Transaction. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by or on behalf of SBEA, the Company, or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, in connection with the purchase of the Shares, other than those representations, warranties, covenants and agreements of SBEA expressly set forth in Section 5 of this Subscription Agreement. The Subscriber acknowledges that certain information provided to the Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(d)             The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary to make an investment decision with respect to the Shares, including, without limitation, with respect to SBEA, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received access to and has had an adequate opportunity to review the SEC Reports, financial and other such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to SBEA, the Company and the Transaction. The Subscriber acknowledges and agrees that the Subscriber and the Subscriber’s legal, accounting, regulatory, tax and other professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and access, review and obtain such information as the Subscriber and such Subscriber’s legal, accounting, regulatory, tax and other professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e)             The Subscriber became aware of this offering of the Shares solely by means of direct contact between the Subscriber and SBEA, the Company or a representative of SBEA, the Company and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and SBEA, the Company or a representative of SBEA or the Company. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SBEA, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of SBEA contained in Section 5 of this Subscription Agreement, in making its investment decision with respect to the purchase of the Shares.

(f)               The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision and the Subscriber has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Shares. The Subscriber acknowledges that Subscriber shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the purchase and ownership of the Shares, and that neither SBEA nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the purchase and ownership of the Shares.

(g)             Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in SBEA. The Subscriber acknowledges specifically that a possibility of total loss exists.

(h)              In making its decision to purchase the Shares, the Subscriber represents that it has relied solely upon independent investigation made by the Subscriber, the Subscriber’s own sources of information, investment analysis and due diligence (including professional advice the Subscriber deems appropriate) and the representations, warranties and covenants of SBEA contained in Section 5 hereof with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of SBEA and the Company, including but not limited to all business, legal, regulatory, accounting, credit, tax and other economic matters.

(i)               The Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

(j)               The Subscriber has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, and has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k)              The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound and will not violate any provisions of the Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, partnership or operating agreement or indenture of trust or material agreement for borrowed money, as may be applicable. The signature of the Subscriber on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, this Subscription Agreement has been duly executed and delivered by the Subscriber and, assuming that this Subscription Agreement constitutes the valid and binding agreement of SBEA, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l)                Neither the Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the Sanctions Lists; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union, any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Subscriber”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law. The Subscriber represents that if it is a financial institution subject to the BSA/PATRIOT Act and that the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that it maintains policies and procedures reasonably designed (i) if the Subscriber is a portfolio company, investment fund or other investment vehicle, for the screening of its investors against Sanctions Lists and (ii) to ensure compliance with sanctions administered by the United States, the European Union, any individual European Union member state, and the United Kingdom, to the extent applicable to it. The Subscriber further represents that the funds held by the Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Subscriber.

(m)             If the Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Subscriber represents and warrants that (A) none of SBEA or the Company nor any of their respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Subscriber’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n)              The Subscriber has and, when required to deliver payment to SBEA pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(o)              No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in SBEA as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over SBEA from and after the Closing as a result of the purchase and sale of Shares hereunder.

7.                  Registration Rights.

(a)              In the event that the Shares are not registered in connection with the consummation of the Transaction, SBEA agrees that, within thirty (30) business days after the consummation of the Transaction (such deadline, the “Filing Deadline”), SBEA will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if SBEA is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Subscriber pursuant to this Subscription Agreement that are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and SBEA shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the Closing Date (or the one hundred twentieth (120th) calendar day if the SEC notifies SBEA that it will “review” the Registration Statement) and (ii) the 10th business day after the date SBEA is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided, further, that SBEA’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to SBEA such information regarding the Subscriber or its permitted assigns, the securities of SBEA held by the Subscriber and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by SBEA to effect the registration of the Registrable Shares, and the Subscriber shall execute such documents in connection with such registration as SBEA may reasonably request that are customary of a selling stockholder in similar situations, including providing that SBEA shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Notwithstanding the foregoing, if the SEC prevents SBEA from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to SBEA. For as long as the Subscriber holds Shares, SBEA will use its commercially reasonable efforts to timely file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell the Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Subscriber). Any failure by SBEA to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve SBEA of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

(b)              At its expense SBEA shall:

(i)               except for such times as SBEA is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement (“Prospectus”), use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which SBEA determines to obtain, continuously effective with respect to the Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (A) the Subscriber ceases to hold any Registrable Shares and (B) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which SBEA is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)             during the Registration Period, advise the Subscriber, as expeditiously as possible:

(1)               when a Registration Statement or any post-effective amendment thereto has become effective;

(2)               after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)               of the receipt by SBEA of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)               subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, SBEA shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding SBEA other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding SBEA;

(iii)            during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)            during the Registration Period, upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as SBEA is permitted hereunder to suspend, and has suspended, the use of a Prospectus forming part of a Registration Statement, SBEA shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v)              during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Shares have been listed.

(c)              Notwithstanding anything to the contrary in this Subscription Agreement, SBEA shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement (x) if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction by SBEA or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event SBEA’s board of directors reasonably believes, following consultation with counsel, would require additional disclosure by SBEA in the Registration Statement of material information that SBEA has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of SBEA’s board of directors, following consultation with counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (y) during any customary blackout or similar period or as permitted hereunder and (z) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of SBEA’s Annual Report on Form 10-K for its first completed fiscal year following the Closing (each such circumstance, a “Suspension Event”); provided, however, that SBEA may not delay or suspend the Registration Statement for more than ninety (90) consecutive calendar days or for more than one hundred twenty (120) total calendar days during any twelve-month period. Upon receipt of any written notice from SBEA of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended Prospectus (which SBEA agrees to promptly prepare and deliver) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by SBEA that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by SBEA unless otherwise required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request; provided, that, for the avoidance of doubt, such written notice shall not include any material nonpublic information with respect to SBEA. If so directed by SBEA, the Subscriber will deliver to SBEA or, in the Subscriber’s sole discretion destroy, all copies of the Prospectus covering the Registrable Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the Prospectus covering the Registrable Shares shall not apply (A) to the extent the Subscriber is required to retain a copy of such Prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)              SBEA will use its commercially reasonable efforts to (A) at the reasonable request of Subscriber, deliver all the necessary documentation to cause SBEA’s transfer agent to remove all restrictive legends from any Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Shares, or that may be sold by Subscriber without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (B) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (A) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel, in each case within three (3) trading days of such request. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to SBEA (or its successor) upon reasonable request to assist SBEA in making the determination described above.

(e)              For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 7 shall have been duly assigned. Following the consummation of the Transaction, the obligations of SBEA under this Section 7 shall be assumed by PubCo and references to SBEA shall refer to PubCo where applicable.

8.                  Short Sales. The Subscriber agrees that, from the date of this Subscription Agreement through the Closing, none of the Subscriber, its controlled affiliates, or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates or pursuant to any understanding with the Subscriber or any of its controlled affiliates will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Subscriber or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of SBEA, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of SBEA, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing.

9.                  Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms prior to the closing of the Transaction, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, and (c) the delivery of a notice of termination of this Subscription Agreement by the Subscriber to SBEA following the “Termination Date” as defined in the Business Combination Agreement (as such date may be amended or extended from time to time), if the closing of the Transaction has not occurred on or before such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Subscriber if the Subscriber’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Subscriber is one of the Subscribers under an Other Subscription Agreement, and such other Subscriber’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before such date); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SBEA shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 9, any monies paid by the Subscriber to SBEA in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Subscriber without any deduction.

10.              Trust Account Waiver. The Subscriber acknowledges that SBEA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SBEA and one or more businesses or assets. The Subscriber further acknowledges that, as described in SBEA’s prospectus relating to its initial public offering dated February 25, 2021, substantially all of SBEA’s assets consist of the cash proceeds of SBEA’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the trust account (the “Trust Account”) for the benefit of SBEA, certain of its public stockholders and the underwriters of SBEA’s initial public offering pursuant to a trust agreement (the “Trust Agreement”). The Subscriber acknowledges that it has been advised by SBEA that, except with respect to interest earned on the funds held in the Trust Account that may be released to SBEA to pay its franchise tax, income tax or other tax obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if SBEA completes an initial business combination, then to those persons and in such amounts as required by the terms and conditions of such transaction, (b) if SBEA fails to complete an initial business combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement and applicable law, to SBEA in limited amounts to permit SBEA to pay applicable taxes and the costs and expenses of its liquidation and dissolution, and then SBEA’s public stockholders, and (c) if SBEA holds a stockholder vote to amend SBEA’s amended and restated certificate of incorporation (A) to modify the substance or timing of SBEA’s obligation to allow redemption in connection with SBEA’s initial business combination or to redeem one hundred percent (100%) of the outstanding shares of Class A Common Stock if SBEA does not complete an initial business combination within the allocated time period or (B) with respect to any other provisions relating to the rights of holders of Class A Common Stock or pre-initial business combination activity, then for the redemption of any Class A Common Stock properly tendered in connection with such vote. For and in consideration of SBEA entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to any monies in the Trust Account and distributions therefrom and agrees not to seek recourse against the Trust Account or any funds distributed therefrom whether or not as a result of, or arising out of, this Subscription Agreement or for any other reason; provided, however, that nothing in this Section 10 shall (a) serve to limit or prohibit Subscriber’s right, title, interest or claim to a pro rata interest in the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement and validly redeemed or (b) be deemed to limit Subscriber’s right to exercise any redemption rights with respect to any Class A Common Stock owned by Subscriber.

11.              Miscellaneous.

(a)               Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to (i) if the Subscriber is an investment fund or other investment vehicle, any fund or account managed by the Subscriber or the same investment manager as the Subscriber or an affiliate thereof, (ii) in the event that the Subscriber is a corporation, any parent company or wholly-owned subsidiary or affiliate of the Subscriber or such parent company, or (iii) any third party with the prior written consent of SBEA, in its sole discretion, in each case, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment made without the prior written consent of SBEA, as applicable, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to SBEA hereunder or any of SBEA’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b)               SBEA may request from the Subscriber such additional information as SBEA may deem reasonably necessary to evaluate the eligibility of the Subscriber to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Subscriber shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, and provided that SBEA agrees to keep any such information provided by the Subscriber confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Subscriber acknowledges and agrees that if it does not provide SBEA with such requested information, SBEA may not be able to register the Shares acquired by the Subscriber pursuant to this Subscription Agreement for resale pursuant to Section 7 hereof. The Subscriber hereby agrees that its identity and the Subscription Agreement, as well as the nature of the Subscriber’s obligations hereunder, may be disclosed in any public disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by SBEA in connection with the issuance of the Shares contemplated by this Subscription Agreement and/or the Transaction, provided that such disclosure is required by federal securities laws, rules or regulations or by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange.

(c)               The Subscriber acknowledges that SBEA and the Company and others will rely on the acknowledgements, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify SBEA if any of the acknowledgments, understandings, agreements, representations and warranties of the Subscriber set forth herein are no longer accurate. The Subscriber acknowledges and agrees that the purchase by the Subscriber of Shares under this Subscription Agreement from SBEA will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Subscriber as of the time of such purchase.

(d)               SBEA and the Company are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, subject to the terms and condition of this Subscription Agreement.

(e)               All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)                This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company ; provided further that the Subscriber may waive any rights hereunder without obtaining written consent from SBEA or the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)               This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements (including any existing commitment letter with SBEA), understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 3(a), Section 3(c), Section 9, Section 11(c), Section 11(d), Section 11(f), this Section 11(g), Section 11(k) and Section 13, with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

(h)               Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Without limiting the foregoing, the Subscriber may at any time by delivery of written notice to SBEA or, after the Closing, PubCo transfer all or a portion of the Shares to one or more of its Affiliates (as defined in the Transaction Agreement), and upon any such transfer the rights and obligations of the Subscriber under this Subscription Agreement with respect to such transferred Shares will inure to the benefit of and be binding upon each such Affiliate transferee.

(i)                 If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j)                 This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)               The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Subscriber’s obligations to fund the Subscription Amount and the provisions of this Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(l)                 THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(l) or SECTION 15 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT, AND ANY CLAIM OR CAUSE OF ACTION HEREUNDER BASED UPON, ARISING OUT OF, OR RELATED TO THIS SUBSCRIPTION AGREEMENT (WHETHER BASED ON LAW, IN EQUITY, IN CONTRACT, IN TORT OR ANY OTHER THEORY) OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR ENFORCEMENT OF THIS SUBSCRIPTION AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(m).

12.              Each of the Subscriber and SBEA acknowledges and agrees that for U.S. federal income tax purposes, the Subscriber shall be deemed to be the owner of any funds transferred by the Subscriber to SBEA unless and until the Closing is fully completed in accordance with the terms of this Subscription Agreement.

13.              Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SBEA, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) with respect to the purchase of the Shares pursuant to this Subscription Agreement, other than the statements, representations and warranties of SBEA expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to purchase the Shares. The Subscriber acknowledges and agrees that none of (i) any Other Subscriber pursuant to any Other Subscription Agreement related to the PIPE Investment (including the Other Subscriber’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any other party to the Transaction Agreement (other than SBEA), or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of SBEA, the Company or any other party to the Transaction Agreement shall be liable to the Subscriber pursuant to this Subscription Agreement related to the PIPE Investment, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SBEA, the Company or any Non-Party Affiliate concerning SBEA, the Company, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SBEA, the Company or any of their respective affiliates or any family member of the foregoing.

14.              Press Releases. SBEA shall, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, nonpublic information (whether written or oral) that SBEA or its directors, officers, employees, agents or representatives have provided to the Subscriber or any of its affiliates, or their respective directors, officers, employees, agents or representatives, at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of SBEA, the Subscribers shall not be in possession of any material, nonpublic information received from SBEA or any of its officers, directors, employees, agents or representatives, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SBEA or any of its affiliates in connection with the Transaction. All press releases or other public communications of the Subscriber relating to the transactions contemplated hereby between SBEA and the Subscriber, and the method of the release for publication thereof, shall be subject to the prior approval of SBEA. Notwithstanding anything in this Subscription Agreement to the contrary, SBEA shall not publicly disclose the name, or any trademark or logo of the Subscriber or its affiliates or investment advisers without the prior written consent of the Subscriber (i) in any press release, marketing or similar materials or (ii) in any filing with the SEC or with any regulatory agency or trading market, except as required by federal securities laws, rules or regulations or to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange. Notwithstanding anything in this Subscription Agreement to the contrary, SBEA shall use reasonable efforts to not, and shall use reasonable efforts to cause each of its directors, officers, employees, agents and representatives to not, provide the Subscriber with any material nonpublic information (whether written or oral) regarding SBEA from and after the filing of the Disclosure Document with the SEC without the express prior written consent of the Subscriber. SBEA understands and confirms that the Subscriber and the Subscriber’s affiliates, attorneys, agents or representatives will rely on the foregoing representations and covenants in effecting transactions of securities in SBEA.

15.              Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Subscriber, to the address provided on the Subscriber’s signature page hereto.

If to SBEA, to:

SilverBox Engaged Merger Corp I
1250 S. Capital of Texas Highway

Building 2, Suite 285

Austin, TX 78746

Attention:	Stephen M. Kadenacy
Email:	sk@sbcap.com

with copies to (which shall not constitute notice), to:

Paul Hastings LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071

Attention:	Jonathan Ko
Email:	jonathanko@paulhastings.com

and

Paul Hastings LLP

1999 Century Park East

Los Angeles, CA 90067

Attention:	David Hernand
Email:	davidhernand@paulhastings.com

If to the Company, to:

Authentic Brands LLC
1144 S 500 W
Salt Lake City, UT 84101

Attention:	Tom Davin
Email:	tom.davin@blackriflecoffee.com

with copies to (which shall not constitute notice), to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022

Attention:	Joshua N. Korff, P.C.
Peter Seligson
Email:	joshua.korff@kirkland.com
peter.seligson@kirkland.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

16.              Stock Splits, etc. Other than as contemplated by the Transaction Agreement, if any change in the shares of SBEA Class C Common Stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Subscriber and the Subscription Amount and Per Share Subscription Price shall be appropriately adjusted to reflect such change.

17.              Separate Obligations. The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of SBEA, the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber pursuant hereto or by an Other Subscriber thereto, shall be deemed to constitute the Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

18.              Other Subscription Agreements. SBEA represents to the Subscriber that each of the Other Subscription Agreements relating to the PIPE Investment is substantially identical to this Subscription Agreement and that the per share subscription price being paid by the Other Subscribers is the same as the Per Share Subscription Price provided in this Subscription Agreement. SBEA agrees that if it enters into any amendment, modification or supplement to any Other Subscription Agreement, or waives or releases any provision thereof and, if such amendment, modification, supplement, waiver or release was currently in effect, would make the representation in the preceding sentence inaccurate, then SBEA shall promptly provide the Subscriber with written notice thereof and a copy of the applicable provisions of such Other Subscription Agreement (which need not identify such Other Subscriber), and unless the Subscriber elects otherwise within five business days after the date of such notice, this Subscription Agreement will be deemed to be amended to conform the provisions of this Subscription Agreement with the applicable provisions of such Other Subscription Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________________, 2021

Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Email Address:	Email Address:

Number of Shares subscribed for:	[●] (prior to any increase pursuant to Section 1, if applicable)

Minimum Subscription Amount:	[●] (prior to any increase pursuant to Section 1, if applicable)

Maximum Additional Subscription Amount:	$[●]

Price Per Share:	$10.00

Backstop Percentage:	[●]%

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SBEA in the Closing Notice.

IN WITNESS WHEREOF, SBEA has accepted this Subscription Agreement as of the date set forth below.

SILVERBOX ENGAGED MERGER CORP I

By:
Name: Stephen M. Kadenacy
Title: Chief Executive Officer
Date: November 2, 2021